UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2005

SURGE GLOBAL ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-24269	34-1454529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12220 El Camino Real, Suite 410

San Diego, California  92130

(Address of Principal Executive Offices) (Zip Code)

(858) 704-5010

Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 20, 2005,  Signet Energy, Inc. (“Signet”), a subsidiary of Surge Global Energy, Inc. (the “Company”),  completed a private placement offering of common shares and secured convertible debentures which resulted in gross proceeds to Signet equal to C$5.708 million.

Signet issued 1.6 million common shares at a price of C$1.30 per share (the “Shares”) on a “flow-through” basis pursuant to the Income Tax Act (Canada) pursuant to subscription agreements which contained representations, warranties and covenants on behalf of Signet and the purchasers which are customary for transactions of this type.

Signet also issued 7% secured debentures convertible into 3.7 million common shares at C$1.00 per share (the “Convertible Debentures”) pursuant to subscription agreements which contained representations, warranties and covenants on behalf of Signet and the purchasers which are customary for transactions of this type, including without limitation, restrictions on the ability of Signet to incur certain additional indebtedness without the consent of the holders of the Convertible Debentures.  The Convertible Debentures were created and issued pursuant to, and the conversion thereof are governed by, the terms and conditions of a trust indenture (the “Indenture”) between Signet and Valiant Trust Company, as trustee.  The Convertible Debentures bear interest from the date of issuance at 7% per annum which is payable in cash on a quarterly basis and the principal amount of the Convertible Debentures is due and payable on November 15, 2007, unless earlier converted at the option of the holder prior to 5:00 p.m. (Calgary time) on the November 14, 2007 into shares of Signet common stock at C$1.00 per share, subject to certain anti-dilution protections.  The Convertible Debentures are secured pursuant to the terms of the Indenture and will rank equally in terms of priority with the C$8.55 million principal amount of secured convertible debentures previously issued by Signet on November 15, 2005 and will rank subordinate to any senior bank debt incurred by Signet from time to time.  In the event there is a change of control of Signet (except for a going public transaction) at any time while the Convertible Debentures are outstanding, Signet is required to immediately offer to purchase any outstanding Convertible Debentures at a change of control premium equal to 115% or 125% of the principal amount, plus accrued but unpaid interest, depending upon the date of the change of control.

MGI Securities acted as agent and advisor to Signet on the transactions pursuant to an Agency Agreement and, upon the closing of the transaction, Signet paid MGI Securities for its services (i) a fee in cash equal to 8% of the gross proceeds received by Signet from the sale of the Convertible Debentures which totaled C$296,000 and (ii) a fee in cash equal to 5% of the gross proceeds received by Signet from the sale of the Shares which totaled C$100,400.  Pursuant to the Agency Agreement, upon the closing of the transaction, Signet issued a warrant to MGI Securities to purchase Signet common shares equal to 8% of the principal amount of the Convertible Debentures which totaled 296,000.  The exercise price of the Signet common shares underlying the warrant is C$1.00 per share and the warrant is exercisable upon the earlier of (i) twelve months following a going public transaction (as defined in the Indenture) and (ii) November 17, 2008.

In connection with the closing of the sale of the Shares and the Convertible Debentures, Signet entered into a series of arrangements, including subscription agreements for the Shares and the Convertible Debentures and the Indenture.  In addition, prior to the closing Signet previously entered into the Agency Agreement. The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the actual agreements, which are filed as exhibits hereto to this Report on Form 8-K and are incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 2.03.

Item 3.02.    Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 3.02.

Item 8.01.    Other Events.

On December  28, 2005, the Company issued a press release announcing the completion of the offerings by Signet. A copy of this press release is filed as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(c)           Exhibits.

4.1                                 Indenture by and between Signet Energy, Inc. and Valiant Trust Company dated as of December 20, 2005

4.2                                 Form of 7% Secured Convertible Debentures Certificate (attached as Schedule B to the Indenture filed herewith as Exhibit 4.1 and incorporated herein by reference).

10.1         Form of Subscription Agreement For Flow-Through Shares

10.2                           Form of Subscription Agreement For 7% Secured Convertible Debentures

10.3         Agency Agreement

99.1         Press Release dated December 28, 2005 of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.

Date: December 28, 2005
	By:	/s/ Fred W. Kelly
Name: Fred W. Kelly
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description

4.1	Indenture by and between Signet Energy, Inc. and Valiant Trust Company dated as of December 20, 2005
4.2	Form of 7% Secured Convertible Debentures Certificate (attached as Schedule B to the Indenture filed herewith as Exhibit 4.1 and incorporated herein by reference).
10.1	Form of Subscription Agreement For Flow-Through Shares
10.2	Form of Subscription Agreement For 7% Secured Convertible Debentures
10.3	Agency Agreement
99.1	Press Release dated December 28, 2005 of the Registrant